                                                                EXHIBIT 10.21(a)

                                   GUARANTY

     THIS GUARANTY, dated as of December 19, 2000, is made by Southern Energy, Inc., a Delaware corporation (the "Guarantor") in favor of the Beneficiary (as hereinafter defined).

     WHEREAS, Southern Energy Mid-Atlantic, LLC, a Delaware corporation and an indirect wholly owned subsidiary of the Guarantor, (the "Facility Lessee"), has entered into a Participation Agreement (the "Participation Agreement"), dated December 18, 2000, with Dickerson OL1 LLC, as Owner Lessor (the "Beneficiary"), Wilmington Trust Company, not in its individual capacity, except as expressly provided therein, but solely as Owner Manager, SEMA OP 3 LLC, as Owner Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided therein, but solely as Lease Indenture Trustee and State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly provided therein, but solely as Pass Through Trustee;

     WHEREAS, it is an affirmative covenant of the Facility Lessee under the Participation Agreement that the Facility Lessee maintain outstanding Qualifying Credit Support;

     WHEREAS, the Guarantor is a Qualifying Credit Support Issuer;

     WHEREAS, the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Participation Agreement; and

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:


                            ARTICLE 1 - DEFINITIONS

     1.1 Definitions. Unless otherwise defined in this Guaranty, capitalized terms have the meanings specified or referred to in the Participation Agreement.


                              ARTICLE 2 - GUARANTY

     2.1  Guaranty.  Until such time as this Guaranty is terminated pursuant to
Section 4.10 hereof, Guarantor hereby guarantees to the Beneficiary, or its permitted assignee, the payment of the Periodic Lease Rent and the Supplemental Lease Rent by Lessee when due and payable in accordance with the terms of the Facility Lease (the "Guaranteed Obligations"); provided, however, that the total amount of the payment obligations of Guarantor in respect of the Guaranteed Obligations hereunder shall not at any time exceed the Available Amount. For purposes of this Guaranty, "Available Amount" means, at the time of calculation, the amount by which (a) the greater of (i) the Periodic Lease Rent scheduled to be paid in the next six months or

(ii) 50% of the Periodic Lease Rent scheduled to be paid in the next twelve months exceeds (b) amounts paid by Guarantor hereunder prior to such date.
       -------
Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Guaranteed Obligations and would be owed by the Facility Lessee but for the fact that such Guaranteed Obligations are unenforceable against the Facility Lessee or not allowable due to the existence of a bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or similar proceeding involving the Facility Lessee.

2.2 Guaranty Absolute. (a) The Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Facility Lease, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiary with respect thereto. This Guaranty constitutes a guarantee of payment and not of collection. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Facility Lessee or whether the Facility Lessee is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable (subject to Section 2.6), absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of:

          (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to departure from, the terms of such Guaranteed Obligations;

          (ii) any change, restructuring or termination of the corporate structure or existence of the Facility Lessee or any of its subsidiaries;

          (iii) any lack of validity or enforceability of the Facility Lease or any agreement or instrument relating thereto;

          (iv) any failure of the Beneficiary to disclose to either the Facility Lessee or the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either the Facility Lessee or the Guarantor now or hereafter known to such Beneficiary (the Guarantor waiving any duty on the part of the Beneficiary to disclose such information); or

          (v) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Facility Lessee.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Beneficiary or any other Person upon the insolvency, bankruptcy, or reorganization of the Facility Lessee or otherwise, all as though such payment had not been made.

     (b) This Guaranty shall not confer upon the Beneficiary any right of payment or enforcement that is in any manner broader or more expansive than the Beneficiary's rights of payment and enforcement, if any, with respect to the Facility Lessee under the Facility Lease, except that this Guaranty shall guarantee certain types of claims against the Facility Lessee otherwise unenforceable as a result of the bankruptcy, insolvency, dissolution, reorganization or liquidation of the Facility Lessee. Without limiting the Guarantor's own defenses and rights hereunder, the Guarantor reserves to itself all rights, setoffs, counterclaims, recoupments and other defenses to which Facility Lessee, the Guarantor or any other affiliate(s) of the Guarantor is or may be entitled arising from or out of the Facility Lease or otherwise, except for defenses arising out of the bankruptcy, insolvency, dissolution, insolvency or liquidation of Facility Lessee, or as otherwise specified in Section 2.2(a) or Section 2.3.

     2.3  Waivers and Acknowledgments.  (a)  Except as expressly provided in
Section 4.2(a), Guarantor hereby waives promptness, diligence, presentment, demand of payment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Beneficiary exhaust any right or take any action against the Facility Lessee or any other person or entity.

     (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Beneficiary that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Facility Lessee, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

     (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Beneficiary to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Facility Lessee or any of its Subsidiaries now or hereafter known by the Beneficiary.

     (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Participation Agreement and that the waivers set forth in Section 2.2 and this Section 2.3 are knowingly made in contemplation of such benefits.

     2.4 Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor hereby irrevocably waives any and all rights of subrogation to the rights of the Beneficiary against the Facility Lessee and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Facility Lessee or against any other guarantor of all or any part of the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Beneficiary and shall, forthwith upon receipt by the Guarantor, be turned over to the Beneficiary in the exact form received by the Guarantor, to be applied against the Guaranteed Obligations in such order as the Beneficiary may determine.

     2.5 Payments Free and Clear. (a) All payments under this Guaranty shall be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Guarantor is so required to deduct or withhold, then the Guarantor will (i) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Guarantor to the Beneficiary under this Section 2.5) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such an amount has been assessed against the Beneficiary, and in any event before penalties attach thereto or interest accrues thereon, (ii) promptly forward to the Beneficiary an official receipt (or certified copy), or other documentation reasonably acceptable to the Beneficiary, evidencing such payment to such authorities and, (iii) in addition to the payment which the Beneficiary is otherwise entitled under this Guaranty, pay to the Beneficiary such additional amount as is necessary to ensure that the net amount actually received by the Beneficiary (free and clear of taxes, whether assessed against the Beneficiary or the Guarantor) will equal the full amount the Beneficiary would have received had no such deduction or withholding been required.

     (b) If (i) the Guarantor is required to make any deduction or withholding on account of any tax from any payment made by it under this Guaranty, (ii) the Guarantor does not make the deduction or withholding, and (iii) a liability for or on account of the tax is therefore assessed directly against the Beneficiary, the Guarantor shall pay to the Beneficiary, promptly after demand, the amount of the liability (including any related liability for interest or penalties).


                  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     The Guarantor hereby represents and warrants as follows:

     3.1 Organization. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     3.2 Authorization; No Conflict. The execution and delivery by the Guarantor of this Guaranty, and the performance by the Guarantor of its obligations hereunder (i) are within the Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action,

(iii) do not contravene its articles of incorporation or bylaws or any law or regulation applicable to or binding on the Guarantor or any of its properties and (iv) do not require the consent or approval of any person which has not already been obtained or the satisfaction or waiver of any conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

     3.3 Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3.4 Credit Analysis. The Guarantor has, independently and without reliance upon the Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from the Facility Lessee on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, performance, properties and prospects of the Facility Lessee.


                           ARTICLE 4 - MISCELLANEOUS

     4.1 Continuing Guaranty; Assignment. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until terminated in accordance with Section 4.10, (ii) consistent with the terms hereof, apply to all Guaranteed Obligations whenever arising, (iii) be binding upon the Guarantor, its successors and assigns, and (iv) inure to the benefit of, and be enforceable by, the Beneficiary and its permitted assignees hereunder. Without limiting the generality of clause (iv) of the immediately preceding sentence, the Beneficiary may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty to the Lease Indenture Trustee, and the Lease Indenture Trustee shall thereupon become vested with all the benefits in respect thereof granted to such Beneficiary herein or otherwise. The Guarantor may not assign or delegate its obligations under this Guaranty without
(x) the prior written consent of the Beneficiary, which consent may be withheld in the Beneficiary's sole discretion, and (y) a written assignment and assumption agreement in form and substance reasonably acceptable to the Beneficiary. Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty, the agreements and obligations of the Guarantor contained in Section 4.4 (with respect to enforcement expenses) and the last sentence of Section 2.2(a) shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

     4.2 Demands and Notices. (a) If the Facility Lessee fails or refuses to pay any Guaranteed Obligations when due, the Beneficiary shall notify the Facility Lessee in writing of the manner in which Facility Lessee has failed to pay and demand that immediate payment be made by the Facility Lessee. If the Facility Lessee's failure or refusal to pay continues for a period of fifteen (15) days after the date of the Beneficiary's notice to the Facility Lessee and the Beneficiary has elected to exercise its rights under this Guaranty with respect hereto, the Beneficiary shall make a written demand upon the Guarantor, identifying with reasonable specificity the nature of the Guaranteed Obligation which the Facility Lessee has failed to honor, including a copy of the written demand made upon the Facility Lessee, and further including a specific statement that the Beneficiary is calling upon the Guarantor under this Guaranty to pay such Guaranteed Obligations. A demand of payment meeting the foregoing requirements shall be deemed a sufficient notice to the Guarantor of its obligations to pay hereunder. (b) All notices, requests, demands and other communications which are required or may be given under this Guaranty shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; and when deposited in the mails, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:
(i)  if to the Beneficiary, to the Owner Manager

                    Wilmington Trust Facility Lessee
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware 19890-0001
                    Attention:  Corporate Trust Administration
                    Telephone: (302) 651-1000
                    Telefax: (302) 651-8882

(ii) if to the Guarantor, to:

                    Southern Energy, Inc.
                    1155 Perimeter Center West
                    Atlanta, Georgia 30338-4780
                    Attention:  President, with a copy to General Counsel
                    Telephone: No.:  (678) 579-5000
                    Facsimile No.:  (678) 579-5001

or to such other place and with such other copies as the Beneficiary or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 4.2. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

     4.3 Delay and Waiver. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     4.4  Expenses.   The Guarantor agrees to pay or reimburse the Beneficiary
and any permitted assignees of the Beneficiary on demand for its reasonable costs, charges and expenses (including reasonable fees and expenses of counsel) incurred in connection with the enforcement of this Guaranty or occasioned by any breach by the Guarantor of any of its obligations under this Guaranty.

     4.5 Entire Agreement; Amendments. This Guaranty and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Guaranty and any such agreement, document or instrument, the terms, conditions and provisions of this Guaranty shall prevail. This Guaranty may only be amended or modified by an instrument in writing signed by each of the Guarantor and the Beneficiary and any permitted assignees of the Beneficiary.

     4.6 Headings. The headings of the various Sections of this Guaranty are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     4.7 Governing Law; Consent to Jurisdiction. (a) This Guaranty shall be construed and interpreted, and the rights of the parties determined, in accordance with the law of the State of New York, United States of America.

     (b) Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in the United States District Court for the Northern District of New York or in any New York State court of general jurisdiction sitting in the Borough of Manhattan, New York; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

     (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO, THIS GUARANTY, OR THE ACTIONS OF THE BENEFICIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     4.8 Severability. Any provision of this Guaranty that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     4.9 No Recourse to Affiliates. Any obligations created herein shall be the obligations solely of the Guarantor, unless and to the extent that such obligations are assigned or delegated by the Guarantor pursuant to Section 4.1. Beneficiary shall not have recourse to any subsidiary, partner, joint venturer, affiliate, director or officer of Guarantor for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

     4.10 Termination. This Guaranty shall immediately terminate and be of no further force and effect upon the earliest to occur of (a) the delivery to Beneficiary of replacement Qualifying Credit Support pursuant to Section 5.13(c) and meeting the requirements of Section 5.13(f) of the Participation Agreement,
(b) the reduction of the Available Amount to zero pursuant to Section 2.1 hereof, or (c) upon at least six (6) months prior notice to the Beneficiary, provided, however, such termination pursuant to clause (c) shall not be effective for any Guaranteed Obligations which are payable prior to such termination.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.



                                        SOUTHERN ENERGY, INC.


                                    By: /s/ J. William Holden III
                                        ----------------------------

                                  Name: J. William Holden III
                                        ----------------------------

                                 Title: Vice President and Treasurer
                                        ----------------------------